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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):   January 28, 2009
GLOBAL BRANDS ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33855	26-0482599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street, 21st Floor
New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:   212-201-8118
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective January 28, 2009, the Board of Directors (“Board”) of Global Brands Acquisition Corp. (the “Corporation”) approved an amendment to the Corporation’s Bylaws fixing the number of directors that shall constitute the Board at seven and requiring approval by the holders of at least 85% of the outstanding shares of common stock of the Corporation in order for stockholders to amend this provision at any time prior to consummation by the Corporation of a business combination (as described more fully in the Corporation’s final prospectus, dated December 6, 2007, relating to its initial public offering). The Corporation’s Bylaws, as amended by the Corporation’s Board of Directors and effective on January 28, 2009, are attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statement and Exhibits.
(d)	Exhibits:

Exhibit	Description
3.1	Bylaws, as amended, of the Corporation, effective as of January 28, 2009.

99.1	Press release dated January 28, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2009	GLOBAL BRANDS ACQUISITION CORP.
	By:	/s/ Joel J. Horowitz
Joel J. Horowitz
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Amended and Restated Bylaws of the Corporation, effective as of January 28, 2009.

99.1	Press release dated January 28, 2009.